                                            Rule 424(b) 3
                                            Registration Statement No. 333-09371


                                SUPPLEMENT NO. 7
                               DATED JUNE 5, 1998
                              TO THE PROSPECTUS OF
                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                             DATED DECEMBER 23, 1996

         This Supplement No. 7 is provided for the purpose of supplementing the prospectus of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership"), dated December 23, 1996 (the "Prospectus"). This Supplement No. 7 expands upon, supplements, modifies and supersedes certain information contained in the Prospectus and consolidates and/or supersedes information in Supplement No. 6 dated November 12, 1997. This Supplement No. 7 must be read in conjunction with the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meanings accorded such terms in the Prospectus.

         As of June 5, 1998, the Partnership had raised $24,963,915.35 through the sale of 24,963.91535 Units. The following material sets forth certain information regarding (i) the Partnership's purchase of Properties and Equipment Packages, (ii) revisions to the Partnership Agreement in response to comments made by certain securities administrators in states in which the Partnership intends to sell Units, and (iii) events that happened after the date of the Prospectus.

                              PROPERTY ACQUISITIONS

REAL ESTATE

---------------------------------------------------------------------------------------------------------------------
                                                          PURCHASE
DATE             CONCEPT/LOCATION                          PRICE            LESSEE

   3/10/97       Boston Market                                 $964,000     Finest Foodservice L.L.C.
                 Rochester, Minnesota
---------------------------------------------------------------------------------------------------------------------
   7/25/97       Carino's Italian Kitchen                    $1,600,000     Kona Restaurant Group, Inc.
                 El Paso, Texas
---------------------------------------------------------------------------------------------------------------------
   7/25/97       Golden Corral Restaurant                      $550,000     Corral South Store 3, Inc.
                 Lakeland, Florida
---------------------------------------------------------------------------------------------------------------------
    8/8/97       Blockbuster Video                           $1,114,286     Blockbuster Videos, Inc.
                 Riverdale, Georgia
---------------------------------------------------------------------------------------------------------------------
  10/14/97       Hollywood Video                             $1,386,000     Hollywood Entertainment Corporation
                 Hamilton, Ohio
---------------------------------------------------------------------------------------------------------------------
   3/31/98       Arby's                                        $780,000*    Capital Foods, Inc.
                 Hilliard, Ohio
---------------------------------------------------------------------------------------------------------------------

*The Partnership has purchased the land on which the Arby's restaurant is to be constructed and agreed to pay for the construction of the building and other improvements pursuant to a Disbursement Agreement. The Partnership is only responsible for funding an aggregate of $780,000 for the acquisition of the land and construction of the building and other improvements. As of March 31, 1998, the Partnership has made disbursements totaling $390,354.

EQUIPMENT

---------------------------------------------------------------------------------------------------------------------
                                                             PURCHASE
DATE              CONCEPT/LOCATION                             PRICE         LESSEE

   3/31/97        Applebee's Neighborhood                     $402,000       J.M.C. Limited Partnership
                  Grill & Bar
                  Midvale, Utah
---------------------------------------------------------------------------------------------------------------------
    4/3/97        Black-Eyed Pea                              $350,000       DenAmerica Corporation
                  Plano, Texas
---------------------------------------------------------------------------------------------------------------------
   5/27/97        Shells Seafood Restaurant                   $118,658       Shells Seafood Restaurants, Inc.
                  Jacksonville, Florida
---------------------------------------------------------------------------------------------------------------------
   5/27/97        Shells Seafood Restaurant                    $93,460       Shells Seafood Restaurants, Inc.
                  Winter Haven, Florida
---------------------------------------------------------------------------------------------------------------------
    6/4/97        Golden Corral Restaurant                    $506,198       Corral South Store 4, Inc.
                  Temple Terrace, Florida
---------------------------------------------------------------------------------------------------------------------
   6/25/97        Arby's                                      $159,471       Girardi-Riva Enterprises, Inc.
                  Pasco, Washington
---------------------------------------------------------------------------------------------------------------------
    7/9/97        Breckenridge Brewery & Pub                  $791,000       BBI Acquisition Co.
                  Breckenridge, Colorado
---------------------------------------------------------------------------------------------------------------------
   7/25/97        Burger King                                 $282,327       Virginia QSC, L.L.C.
                  Colonial Heights, Virginia
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
DATE              CONCEPT/LOCATION                            PRICE          LESSEE
  10/15/97        KFC                                         $231,021       Morgan's Restaurants of Pennsylvania,
                  Greensburg, Pennsylvania                                   Inc.
---------------------------------------------------------------------------------------------------------------------
   3/31/98        Arby's                                      $240,256       Girardi-Riva Enterprises, Inc.
                  Kennewick, Washington
---------------------------------------------------------------------------------------------------------------------
   3/31/98        KFC                                         $278,753       J's Four, Inc.
                  13 locations in New York, New
                  Hampshire, and Massachusetts
---------------------------------------------------------------------------------------------------------------------
   3/31/98        Champps                                     $853,551       Champps Americana, Inc.
                  Schaumberg, Illinois
---------------------------------------------------------------------------------------------------------------------


Boston Market Restaurant Lease (Rochester, Minnesota)

         On March 10, 1997 the Partnership acquired the land and 3,035 square foot building comprising a Boston Market restaurant located at 1201 S. Broadway, Rochester, Minnesota (the "Minnesota Property"). The Minnesota Property was constructed for its present use in November of 1995 and was fully operational at the time of the purchase. The Minnesota Property was purchased from, and leased back to Finest Foodservice L.L.C., a Delaware limited liability company ("Finest Foodservice"). Finest Foodservice operates casual dining restaurants under the primary trade name of Boston Market. The Partnership purchased the Minnesota Property for a purchase price of $964,000.

         Finest Foodservice and the Partnership have entered into a lease (the "Finest Foodservice Lease"), which is an absolute net lease, whereby Finest Foodservice is responsible for all expenses related to the Minnesota Property, including real estate taxes, insurance, maintenance and repair costs. The Finest Foodservice Lease term expires on April 1, 2012 with five renewal options of five years each. Annual rental (the "Annual Rental") is payable according to the following schedule:

       PERIOD                                    ANNUAL RENTAL

       Lease Years 1-5                           $101,220
       Lease Years 6-10                          $111,342
       Lease Years 11-15                         $122,525
       Lease Years 16-20                         $134,777
       Lease Years 21-25                         $148,255
       Lease Years 26-30                         $163,081
       Lease Years 31-40                         Fair market value
                                                 determined for each subsequent
                                                 five-year period at the
                                                 beginning of the  31st and 36th
                                                 Lease Years




Beginning in the sixth lease year, and in addition to the Annual Rental provided above, Finest Foodservice will pay percentage rent on an annual basis equal to the difference between five percent of "gross sales" (as defined in the Finest Foodservice Lease) during such lease year less the Annual Rental payable for such lease year.

         Boston Chicken, Inc., a Delaware corporation (the "Option Holder"), has an option to purchase and first right of refusal to purchase the Minnesota Property. The Option Holder has the right to purchase the Minnesota Property on the same terms and conditions as set forth in the offer or the Option Holder may elect an alternate purchase price as follows: (a) during the first and second lease years, an alternate purchase price equal to the total Annual Rental payable for the lease year subsequent to the lease year in which the option is exercised divided by 9.462%; (b) during the third lease year, an alternate purchase price equal to the total Annual Rental for the third lease year divided by 9.978%; (c) during the fourth lease year, an alternative purchase price equal to the Annual Rental for the fourth lease year divided by 9.785%; and (d) during the fifth lease year, an alternative purchase price equal to the Annual Rental for the fifth lease year divided by 9.580%.

         The Option Holder has the option to purchase the Minnesota Property at the following times and option prices:

                  PERIOD                       OPTION PRICE

                  Lease Years 6-8              Annual Rent payable for the Lease
                                               Year subsequent to the Lease Year
                                               in which the option is exercised
                                               divided by ten percent (10%)
                  Last ninety (90) days        Annual Rent payable for the 16th
                  of the 15th Lease Year       Lease Year divided by ten percent
                                               (10%)

                  PERIOD                          OPTION PRICE

                  Last ninety (90) days of        The lesser of (i) fair market
                  the 30th Lease                  value or (ii) the Annual Year
                                                  Rent payable for the 31st
                                                  Lease Year divided by ten
                                                  percent (10%)
                  Last ninety (90) days of        The lesser of (i) fair market
                  the 40th Lease Year             value or (ii) one hundred
                                                  ten percent (110%) of the
                                                  Annual Rent payable for the
                                                  40th Lease Year divided by ten
                                                  percent (10%)

         The current annual rent per square foot for the Minnesota Property is $33.35 per square foot. The depreciable basis of the Minnesota Property for federal tax purposes is $614,000 and it will be depreciated using the straight line method over 39 years, a rate of $15,744 per year.

         An Affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $38,560 and expects to receive an additional fee of $9,640 from the Partnership after leveraging the Property, as provided for in the Prospectus. As provided in the Partnership Agreement, these fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Minnesota Property. In addition, Finest Foodservice has paid to the same affiliate a closing fee equal to $4,820 as provided for in the Partnership Agreement. Finest Foodservice also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Finest Foodservice Lease contains a substitution option that provides in the event that Finest Foodservice determines the Minnesota Property is inadequate or unprofitable or is rendered unsuitable by condemnation or casualty, Finest Foodservice, subject to the Partnership's approval, may substitute another property of equal or greater current value having a Boston Market restaurant located thereon. All obligations under the Finest Foodservice Lease, including Annual Rental, percentage rent and taxes attributable to rent and the Minnesota property, are unconditionally guaranteed by Boston Chicken, Inc., a Delaware corporation.

         The Finest Foodservice Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Minnesota Property by Finest Foodservice; (ii) the failure by Finest Foodservice to make any payment due under the Finest Foodservice Lease; (iii) the failure by Finest Foodservice to observe or perform any of the covenants, conditions, or provisions of the Finest Foodservice Lease; and (iv) Finest Foodservice making any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Finest Foodservice, the Finest Foodservice Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Finest Foodservice Lease and take possession of the Minnesota Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Finest Foodservice to remain in possession of the Minnesota Property, in which case the Finest Foodservice Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Carino's Italian Kitchen Lease (El Paso, Texas)

         On July 25, 1997 the Partnership acquired the land and 6,257 square foot building comprising a Carino's Italian Kitchen restaurant located at 675 Sunland Park Drive, El Paso, Texas (the "Carino's Property"). The Carino's Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Carino's Property was purchased from and leased back to Kona Restaurant Group, Inc., a Delaware corporation ("Kona Group"). Kona Group operates casual dining restaurants under the primary trade names of Carino's Italian Kitchen and Kona Ranch Steak House. The Partnership purchased a fee simple interest in the Carino's Property for a purchase price of $1,600,000.

         Kona Group and the Partnership have entered into a lease (the "Carino's Lease"), which is an absolute net lease, whereby Kona Group is responsible for all expenses related to the Carino's Property including real estate taxes, insurance, maintenance and repair costs. The Carino's Lease term expires on July 31, 2014 with one renewal option of six years and one renewal option of seven years. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,600,000 the rent in the first year of the Carino's Lease is $176,000 per year, or $14,667 per month. The annual rent will increase by five percent (5%) on the August 1, 2000 and every three years thereafter.

         Kona Group has an option to purchase the Carino's Property during the sixty-first (61st) full month of the Carino's Lease. In the event that Kona Group elects to exercise the option to purchase in the sixty-first full month of the Carino's Lease, the option price is $1,940,400.

         The current annual rent per square foot for the Carino's Property is $28.13 per square foot. The depreciable basis of the Carino's Property for federal tax purposes is $500,000 and it will be depreciated using the straight line method over 39 years, a rate of $12,821 per year.

         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $64,000 and expects to receive an additional fee of $16,000 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Carino's Property, as provided for in the Partnership Agreement. In addition, Kona Group has paid to the same affiliate a commitment fee equal to $16,000 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses, and transfer taxes.

         The Carino's Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Carino's Property by Kona Group; (ii) the failure by Kona Group to make any payment due under the Carino's Lease; (iii) the failure by Kona Group to observe or perform any of the covenants, conditions, or provisions of the Carino's Lease; and (iv) the making by Kona Group of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Kona Group, the Carino's Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Carino's Lease and take possession of the Carino's Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Kona Group to remain in possession of the Carino's Property, in which case the Carino's Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Golden Corral Restaurant Lease (Lakeland, Florida)

         On July 25, 1997, the Partnership acquired an undivided 34.375% interest as a tenant in common with Captec Franchise Capital Partners L.P. III, a Delaware limited partnership and affiliate of the Managing General Partner ("Captec III"), in the land and 8,825 square foot building located at 4532 South Florida Avenue, Lakeland, Florida (the "Lakeland Property"). The Lakeland Property was constructed for its present use in May of 1997 and leased to Corral South Store 3, Inc., a Florida corporation ("Corral South 3"). Corral South 3 operates casual dining restaurants under the primary trade name of Golden Corral Restaurants. Captec 3 purchased the Lakeland Property for a total purchase price of $1,600,000 and sold the 34.375% interest to the Partnership for $550,000.

         Corral South 3 and the Partnership have entered into a lease (the "Corral South 3 Lease"), which is an absolute net lease, whereby Corral South 3 is responsible for all expenses related to the Lakeland Property including real estate taxes, insurance, maintenance and repair costs. The Corral South 3 Lease term commenced on June 1, 1997 and expires fifteen years thereafter. The Corral South 3 Lease has two renewal options of five years each. The initial annual rent is $174,400, or $14,533 per month, and increases by 8% on the five-year anniversary of the Corral South 3 Lease and every five years thereafter (including any renewal options). The Partnership's pro-rata share of the initial annual rent will be $59,950 or $4,996 per month. The initial annual rent per square foot on the Lakeland Property is $19.76. The depreciable basis of the Lakeland Property for federal tax purposes is $1,080,000 and it will be depreciated using the straight line method over 39 years, a rate of $27,692 per year.

         The obligations under the Corral South 3 Lease are guaranteed for the benefit of the Partnership by David C. Brown, an individual. David C. Brown is the sole stockholder of Corral South 3. Corral South 3 has an option to purchase the Lakeland Property commencing on the sixty-first month of the Corral South 3 Lease. In the event that Corral South 3 elects to exercise the option to purchase, the option price shall be $1,833,520.

         An affiliate of the Managing General Partner has received an acquisition fee from the Partnership in an amount equal to $22,000 and expects to receive an additional fee of $5,500 from the Partnership after leveraging the Lakeland Property as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Lakeland Property, as provided for in the Partnership Agreement. In addition, Corral South 3 has paid to the same affiliate a commitment fee equal to $5,500, as provided for in the Partnership Agreement. Corral South 3 has paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, the Partnership's attorney's fees, title insurance premiums, recording fees and expenses and transfer taxes.

         The Corral South 3 Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Lakeland Property by Corral South 3; (ii) the failure by Corral South 3 to make any payment due under the Corral South 3 Lease; (iii) the failure by Corral South 3 to observe or perform any of the covenants, conditions, or provisions of the Corral South 3 Lease; and (iv) the making by Corral South 3 of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Corral South 3, the Corral South 3 Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Corral South 3 Lease and take possession of the Lakeland Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Corral South 3 to remain in possession of the Lakeland Property, in which case the Corral South 3 Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Blockbuster Video Lease (Riverdale, Georgia)

         On August 8, 1997 the Partnership acquired the land and 6,500 square foot building comprising a Blockbuster Video located at 8529 Georgia Highway 85, Riverdale, Georgia (the "Blockbuster Property"). The Blockbuster Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Blockbuster Property was purchased from Atlantis Properties, L.L.C., a Georgia limited liability company ("Atlantis Properties"), for a purchase price of $1,114,286.

         The Partnership purchased the Blockbuster Property subject to a lease dated April 4, 1997 (the "Blockbuster Lease") between Atlantis Properties and Blockbuster Videos, Inc., a Texas corporation ("Blockbuster"), which is a net lease, whereby Blockbuster is responsible for most expenses related to the Blockbuster Property including real estate taxes, insurance, maintenance and repair costs, except that the Partnership will be responsible for the repair and maintenance of the structural systems including the roof, load-bearing walls and floor slabs and exterior masonry walls and foundations. The Blockbuster Lease term expires on June 30, 2007 with three renewal options of five years each. Annual rental is payable according to the following schedule:

                  PERIOD                                    ANNUAL RENTAL

                  Lease Years 1-5                           $117,975
                  Lease Years 6-10                          $132,145
                  Lease Years 11-15                         $145,360
                  Lease Years 16-20                         $159,900
                  Lease Years 21-25                         $175,890

The rent is payable in monthly installments on the first day of each month. Thus, the monthly rent in the first five years of the Blockbuster Lease is $9,831. Viacom International, Inc., a Delaware corporation, unconditionally and irrevocably guaranteed the full and complete performance of the Blockbuster Lease.

         The current annual rent per square foot for the Blockbuster Property is $18.15 per square foot. The depreciable basis of the Blockbuster Property for federal tax purposes is $754,286 and it will be depreciated using the straight line method over 39 years, a rate of $19,341 per year.

         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $44,571 and expects to receive an additional fee of $11,143 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Blockbuster Property, as provided for in the Partnership Agreement. In addition, Blockbuster has paid to the same affiliate a commitment fee equal to $11,143 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Blockbuster Lease contains material default provisions that include, but are not limited to: (i) the failure by Blockbuster to make any payment due under the Blockbuster Lease; (ii) the failure by Blockbuster to observe or perform any of the covenants, conditions, or provisions of the Blockbuster Lease; and (iii) the making by Blockbuster of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Blockbuster, the Blockbuster Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Blockbuster Lease and take possession of the Blockbuster Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Blockbuster to remain in possession of the Blockbuster Property, in which case the Blockbuster Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available; provided, however, that the Partnership may not accelerate rent and is required to mitigate damages.

Hollywood Video Lease (Hamilton, Ohio)

         On October 14, 1997, the Partnership acquired the land and 7,488 square foot building comprising a Hollywood Video located at 1491 Main Street, Hamilton, Ohio (the "Hollywood Video Property"). The Hollywood Video Property was constructed for its present use in 1997 and was fully operational at the time of the purchase. The Hollywood Video Property was purchased from Blue Freedom Holdings, LLC, a Kentucky limited liability company, and leased to Hollywood Entertainment Corporation, an Oregon corporation ("Hollywood Entertainment"). The Partnership purchased a fee simple interest in the Hollywood Video Property for a purchase price of $1,386,000.

         The Partnership purchased the property subject to a lease between Blue Freedom Holdings, LLC and Hollywood Entertainment which commenced on July 24, 1997 (the "Hollywood Video Lease"). The Hollywood Video Lease is an absolute net lease, whereby Hollywood Entertainment is responsible for all expenses related to the Hollywood Video Property including real estate taxes, insurance, maintenance and repair costs. The Hollywood

Video Lease term expires on July 30, 2012 with three renewal options of five years each. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,386,000 the rent in the first year of the Hollywood Video Lease is $152,418 per year, or $12,701.50 per month. The annual rent shall be adjusted on the first day of the sixty-first month and every sixty months thereafter by the lesser of the Percentage CPI Increase, as defined in the Hollywood Video Lease, or ten percent (10%).

         The current annual rent per square foot for the Hollywood Video Property is $20.35 per square foot. The depreciable basis of the Hollywood Video Property for federal tax purposes is $811,000 and it will be depreciated using the straight line method over 39 years, a rate of $20,795 per year.

         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $55,440 and expects to receive an additional fee of $13,860 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Hollywood Video Property, as provided for in the Partnership Agreement. In addition, Hollywood Entertainment has paid to the same affiliate a commitment fee equal to $13,860 as provided for in the Partnership Agreement. The tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Hollywood Video Lease contains material default provisions that include, but are not limited to: (i) the failure by Hollywood Entertainment to make any payment due under the Hollywood Video Lease; (ii) the failure by Hollywood Entertainment to observe or perform any of the covenants, conditions, or provisions of the Hollywood Video Lease; and (iii) the making by Hollywood Entertainment of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Hollywood Entertainment, the Hollywood Video Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Hollywood Video Lease and take possession of the Hollywood Video Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Hollywood Entertainment to remain in possession of the Hollywood Video Property, in which case the Hollywood Video Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Arby's Restaurant Lease (Hilliard, Ohio)

         On March 31, 1998, the Partnership acquired, effective January 28, 1998, the land located at 4740 Cemetery Road, Hilliard, Ohio and all improvements to be located thereon (the "Hilliard Property"). The Hilliard Property was acquired from Captec Net Lease Realty, Inc. ("Net Lease"), an affiliate of the General Partners, which purchased the Hilliard Property from, and leased the property back to Capital Foods, Inc., an Ohio corporation ("Capital Foods"), by entering into a lease (the "Capital Foods Lease") with Capital Foods. Capital Foods operates casual dining restaurants under the primary trade name of Arby's. The Hilliard Property was purchased from Net Lease for a purchase price of $780,000, the amount of funds spent by Net Lease for such property. Net Lease also assigned to the Partnership a Disbursement Agreement that provides that the Partnership must reimburse Capital Foods for its construction costs in an amount equal to (i) the cost of the property plus construction costs or (ii) $780,000, whichever is less. As of March 31, 1998, the Partnership has made disbursements to Capital Foods totaling $390,354.

         On March 31, 1998, Net Lease assigned to the Partnership the Capital Foods Lease, which is an absolute net lease, whereby Capital Foods is responsible for all expenses related to the Hilliard Property, including real estate taxes, insurance, maintenance and repair costs. Under the Capital Foods Lease, the interim term of the lease commenced on January 28,1998 and will expire on the last day of the month in which the final disbursement is made, but in no event beyond May 31, 1998 (the "Interim Term"). Capital Foods will pay rent during the Interim Term equal to an annual rate of 12% multiplied by the average daily balance of the cost of the land and total amount of the costs advanced.

         The Capital Foods Lease base term will commence on the day following the expiration of the Interim Term and will expire twenty years thereafter (the "Base Term"). Capital Foods has the option to extend the Base Term for two successive periods of five years each. The initial annual rent is equal to 11.25% of the purchase price. Thus, based on a purchase price of $780,000, the rent in the first year of the Capital Foods Lease will be $87,750 per year, or $7,312 per month. The annual rent will increase by 2.5% on the second anniversary of the commencement of the Base Term and annually thereafter.

         Capital Foods has an option to purchase the Hilliard Property during the sixty-first full month of the Capital Foods Lease. In the event that Capital Foods elects to exercise such option, the option price will be equal to the annual rent during the sixth lease year divided by 10.25%.

         As of March 31, 1998, the Partnership had paid an Acquisition Fee of $15,614 to an affiliate of the Managing General Partner. In addition, based on the maximum purchase price of $780,000, an affiliate of the

Managing General Partner will receive Acquisition Fees, totaling $15,586, from the Partnership as the remaining $389,646 is disbursed, and expects to receive an additional fee of $7,800 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Hilliard Property, as provided for in the Partnership Agreement. In addition, Capital Foods has paid to the same affiliate a commitment fee equal to $15,600 as provided for in the Partnership Agreement. Capital Foods also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Capital Foods Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Hilliard Property by Capital Foods; (ii) the failure by Capital Foods to make any payment due under the Capital Foods Lease; (iii) the failure by Capital Foods to observe or perform any of the covenants, conditions, or provisions of the Capital Foods Lease; and (iv) the making by Capital Foods of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Capital Foods, the Capital Foods Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Capital Foods Lease and take possession of the Hilliard Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Capital Foods to remain in possession of he Hilliard Property, in which case the Capital Foods Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Applebee's Neighborhood Grill & Bar Equipment Lease (Midvale, Utah)

         On March 31, 1997, the Partnership acquired, effective as of February 20, 1997, restaurant equipment (the "Applebee's Equipment") to be used in the operation of an Applebee's Neighborhood Grill & Bar, located at 7045 South 1300 East, Midvale, Utah for $402,000.00. The Applebee's Equipment was acquired from Captec Financial Group, Inc. ("Captec"), an affiliate of the General Partners, which purchased the Applebee's Equipment from various vendors for a total cost of $402,000 and leased it to J.M.C. Limited Partnership, a Utah limited partnership, DBA Applebees ( "JMC"), by entering into a lease dated March 1, 1997 (the "JMC Lease") with JMC on the Partnership's standard form of equipment lease. The terms of the Partnership's standard form of equipment lease provide that the tenant is responsible for all expenses related to the equipment, including taxes, insurance, maintenance and repair costs. JMC owns and operates the Applebee's Neighborhood Grill & Bar restaurant under a franchise agreement.

         On March 31, 1997, Captec assigned the JMC Lease to the Partnership, effective as of February 20, 1997. The lease term is 84 months and the minimum annual rent is $82,056 payable in monthly installments of $6,838 on the 1st day of each month. The annual rent remains fixed for the entire JMC Lease term. The JMC Lease is guaranteed by the following: John B. Prince, an individual; and William Tell, Inc., a Utah corporation. At the end of the JMC Lease term, upon at least 90 days prior irrevocable notice to the Partnership, JMC may purchase all of the Equipment for the lesser of fair market value or Forty Thousand Two Hundred Dollars ($40,200).

         JMC paid the first and last month's rent of $13,676 and interim rent in the amount of $2,051 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $16,080, and expects to receive an additional fee of $4,020 from the Partnership after leveraging the Applebee's Equipment, as provided for in the Partnership Agreement. In addition, JMC paid a commitment fee equal to $4,020 to the same affiliate as provided for in the Partnership Agreement.

Black-Eyed Pea Equipment Lease (Plano, Texas)

         On April 3, 1997, the Partnership acquired restaurant equipment (the "Black-Eyed Pea Equipment") to be used in the operation of a Black-Eyed Pea restaurant located at 1905 Preston Road, Plano, Texas for $350,000. The Black-Eyed Pea Equipment was acquired from DenAmerica Corp., which purchased the Black-Eyed Pea Equipment from various vendors for a total cost of $350,000. The Partnership leased the Black-Eyed Pea Equipment to DenAmerica Corporation, a Georgia corporation d/b/a Black-Eyed Pea ("DenAmerica"), by entering into a lease dated as of April 15, 1997 (the "DenAmerica Lease") with DenAmerica on the Partnership's standard form of equipment lease. DenAmerica operates and franchises restaurants under the primary trade names of Denny's and Black-Eyed Pea.

         The lease term is 84 months and the minimum annual rent is $70,392 payable in monthly installments of $5,866 on the 15th day of each month. The annual rent remains fixed for the entire DenAmerica Lease term. At the end of the DenAmerica Lease term, upon at least 90 days prior irrevocable notice to the Partnership, DenAmerica may purchase all of the Black-Eyed Equipment for its fair market value at the date of the exercise of the option.

         The Partnership consented to a sublease between DenAmerica and Texas BEP., LP., a Texas limited partnership, on the same terms and conditions as the DenAmerica Lease. DenAmerica remains the obligor under the DenAmerica Lease.

         DenAmerica paid the first and last month's rent of $11,732 and interim rent in the amount of $2,346 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $14,000 and expects to receive an additional fee of $3,500 from the Partnership after leveraging the Black-Eyed Pea Equipment, as provided for in the Partnership Agreement. In addition, DenAmerica paid a commitment fee equal to $3,500 to the same affiliate as provided for in the Partnership Agreement.

Jacksonville Shells Seafood Equipment Lease (Jacksonville, Florida)

         On May 27,1997, the Partnership acquired restaurant equipment to be used in the operation of a Shells Seafood Restaurant, located at 9965 San Jose Blvd., Jacksonville, Florida (the "Jacksonville Shells Equipment"). The Jacksonville Shells Equipment was purchased from various vendors for a total cost of $118,658.30 and leased to Shells Seafood Restaurants, Inc., a Delaware corporation ("Shells Seafood"). Shells Seafood owns and operates Shells Seafood Restaurants.

         The Partnership and Shells Seafood entered into the Partnership's standard form of equipment lease commencing on June 1, 1997 (the "Jacksonville Shells Seafood Lease"). The lease term is 60 months and the minimum annual rent is $31,781 payable in monthly installments of $2,648 on the 1st day of each month. The annual rent remains fixed for the entire Jacksonville Shells Lease term. At the end of the Jacksonville Shells Seafood Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Shells Seafood may purchase all of the Jacksonville Shells Equipment for $11,866.

         Shells Seafood paid the first and last month's rent of $5,297 and interim rent in the amount of $441 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $4,746, and expects to receive an additional fee of $1,187 from the Partnership after leveraging the Jacksonville Shells Equipment, as provided for in the Partnership Agreement. In addition, Shells Seafood paid a commitment fee equal to $1,187 to the same affiliate as provided for in the Partnership Agreement.

Winter Haven Shells Seafood Equipment Lease (Winter Haven, Florida)

         On May 27,1997, the Partnership acquired restaurant equipment to be used in the operation of a Shells Seafood Restaurant, located at 1551 3rd Street, SW, Winter Haven, Florida (the "Winter Haven Shells Equipment"). The Winter Haven Shells Equipment was purchased from various vendors for a total cost of $93,460 and leased to Shells Seafood.

         The Partnership and Shells Seafood entered into the Partnership's standard form of equipment lease commencing on June 1, 1997 (the "Winter Haven Shells Seafood Lease"). The lease term is 60 months and the minimum annual rent is $25,032 payable in monthly installments of $2,086 on the 1st day of each month. The annual rent remains fixed for the entire Winter Haven Shells Lease term. At the end of the Winter Haven Shells Seafood Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Shells Seafood may purchase all of the Winter Haven Shells Equipment for $9,346.

         Shells Seafood paid the first and last month's rent of $4,172 and interim rent in the amount of $348 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $3,738, and expect to receive an additional fee of $935 from the Partnership after leveraging the Winter Haven Shells Equipment, as provided for in the Partnership Agreement. In addition, Shells Seafood paid a commitment fee equal to $935 to the same affiliate as provided for in the Partnership Agreement.

Golden Corral Equipment Lease (Temple Terrace, Florida)

         On June 4,1997, the Partnership acquired restaurant equipment to be used in the operation of a Golden Corral Restaurant located at 11801 56th Street North, Temple Terrace, Florida (the "Golden Corral Equipment"). The Golden Corral Equipment was purchased from various vendors for a total cost of $506,198 and leased to Corral South Store 4, Inc. a Florida corporation dba Golden Corral Restaurant ("Corral South 4"). Corral South 4 owns and operates the Golden Corral Restaurant under a franchise agreement.

         The Partnership and Corral South 4 entered into the Partnership's standard form of equipment lease commencing on June 15, 1997 (the "Corral South 4 Lease"). The lease term is 60 months and the annual rent is $131,207 payable in monthly installments of $10,934 on the 15th day of each month. The annual rent remains fixed for the entire Golden Corral Lease term. All obligations under the Corral South 4 Lease are guaranteed by David C. Brown, an individual. At the end of the Corral South 4 Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Corral South 4 may purchase all of the Golden Corral Equipment for $1.00.

         At closing Corral South 4 paid the first and last month's rent of $21,868 and interim rent in the amount of $4,374 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $20,248, and expects to receive an additional fee of $5,062 from the Partnership after leveraging the Golden Corral Equipment, as provided for in the Partnership Agreement. In addition, Corral South 4 paid a commitment fee equal to $5,500 to the same affiliate as provided for in the Partnership Agreement.

Arby's Equipment Lease (Pasco, Washington)

         On June 25,1997, the Partnership acquired restaurant equipment to be used in the operation of an Arby's restaurant, located at 2411 West Court, Pasco, Washington (the "Arby's Equipment"). The Arby's Equipment was acquired from various vendors for a total cost of $159,470.62 and leased to Girardi-Riva Enterprises, Inc., an Arizona corporation dba Arby's Restaurant ("Girardi-Riva"). Girardi-Riva owns and operates the Arby's restaurant under a franchise agreement.

         The Partnership and Girardi-Riva entered into the Partnership's standard form of equipment lease (the "Girardi-Riva Lease") commencing July 1, 1997. The lease term is 84 months and the minimum annual rent is $32,724 payable in monthly installments of $2,727 on the 1st day of each month. The annual rent remains fixed for the entire Girardi-Riva Lease term. All obligations under the Girardi-Riva Lease are jointly and severally guaranteed by the following individuals: Richard Riva, Sharri Riva, Thomas Girardi and Kathy Girardi. At the end of the Girardi-Riva Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Girardi-Riva may purchase all of the Arby's Equipment for $1.00.

         Girardi-Riva paid the first and last month's rent of $5,454 and interim rent in the amount of $545 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $6,379, and expects to receive an additional fee of $1,595 from the Partnership after leveraging the Arby's Equipment, as provided for in the Partnership Agreement. In addition, Girardi-Riva paid a commitment fee equal to $1,595 to the same affiliate as provided for in the Partnership Agreement.

Breckenridge Brewery & Pub Equipment Lease (Breckenridge, Colorado)

         On July 9, 1997, the Partnership purchased restaurant equipment to be used in the operation of an Breckenridge Brewery & Pub, located at 600 South Main, Breckenridge, Colorado (the "Breckenridge Equipment") for $791,000. The Breckenridge Equipment was acquired from, and leased back to BBI Acquisition Co., a Colorado corporation dba Breckenridge Brewery & Pub ("BBI").

         The Partnership and BBI entered into the Partnership's standard form of equipment lease ("BBI Lease") commencing August 1, 1997. The lease term is 84 months and the minimum annual rent is $163,262 payable in monthly installments of $13,605.20 on the 1st day of each month. The annual rent remains fixed for the entire BBI Lease term. All obligations under the BBI Lease are unconditionally guaranteed by Breckenridge Holding Company, a Colorado corporation. At the end of the BBI Lease term, upon at least 90 days prior irrevocable notice to the Partnership, BBI may purchase all of the Breckenridge Equipment for $1.00.

         BBI paid the first and last month's rent of $27,210 and interim rent in the amount of $10,094 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $31,640, and expects to receive an additional fee of $7,910 from the Partnership after leveraging the Breckenridge Equipment, as provided for in the Partnership Agreement. In addition, BBI paid a commitment fee equal to $7,910 to the same affiliate as provided for in the Partnership Agreement.

Burger King Equipment Lease (Colonial Heights, Virginia)

         On July 25,1997, the Partnership made an initial disbursement of $30,600 for restaurant equipment to be used in the operation of a Burger King restaurant, located at 401 Southpark Blvd., Colonial Heights, Virginia ("Burger King Equipment"). The final disbursement was made on November 1, 1997. The Burger King Equipment was acquired from various vendors for a total cost of $282,327 and leased to Virginia QSC, LLC, a Delaware limited liability company dba Burger King ("Virginia QSC"). Virginia QSC owns and operates the Burger King restaurant under a franchise agreement.

         The Partnership and Virginia QSC have entered into a Progress Payment Agreement dated July 15, 1997, ("Agreement") whereby the Partnership shall provide disbursements of down payments and interim payments to pay approved costs associated with the purchase of the Burger King Equipment. Under the terms of the Agreement, all of the Burger King Equipment will be delivered and installed and all disbursements made on or before October 31, 1997. Virginia QSC paid to the Partnership a daily progress rental payment for each day that any down payment and/or interim payment remained outstanding. The daily progress payment was equal to .00031944 times the total amount outstanding and was paid from July 25, 1997 to October 22, 1997. All of the Burger King Equipment was delivered, installed, and accepted by Virginia QSC on October 22, 1997.

         The Partnership and Virginia QSC entered into the Partnership's standard form of equipment lease (the "Virginia QSC Lease") dated July 15, 1997 and amended October 22, 1997 and November 1, 1997. The base lease term is 84 months and will commence on the first or fifteenth of the month following the final funding under the

Agreement. Under the terms of the Virginia QSC Lease, the minimum annual rent is $58,340 and is payable in monthly installments of $4,862. The annual rent remains fixed for the entire Virginia QSC Lease term. All obligations under the Virginia QSC Lease are jointly and severally unconditionally guaranteed by the following individuals: Justin Hathaway, Steven Porath and Alan Buford, each of whom is a member of Virginia QSC. At the end of the Virginia QSC Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Virginia QSC may purchase all of the Burger King Equipment for $1.00.

         Virginia QSC paid the first and last month's rent of $9,723 and interim rent of $1,094 to the Partnership at final funding. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $11,293, and expects to receive an additional fee of $2,823 from the Partnership after leveraging the Burger King Equipment, as provided for in the Partnership Agreement. Virginia QSC paid a commitment fee equal to $3,100 to the same affiliate, as provided for in the Partnership Agreement.

KFC Equipment Lease (Greensburg, Pennsylvania)

         On October 15,1997, the Partnership acquired restaurant equipment to be used in the operation of a KFC restaurant, located at 975 E. Pittsburg Street, Greensburg, Pennsylvania (the "KFC Equipment"). The KFC Equipment was acquired from various vendors for a total cost of $231,021 and leased to Morgan's Restaurants of Pennsylvania, Inc., a Pennsylvania corporation dba KFC Restaurant ("Morgan's"). Morgan's owns and operates the KFC restaurant under a franchise agreement.

         The Partnership and Morgan's entered into the Partnership's standard form of equipment lease (the "Morgan's Lease") commencing on October 15, 1997. The lease term is 84 months and the minimum annual rent is $45,188 payable in monthly installments of $3,766 on the 15th day of each month. The annual rent remains fixed for the entire Morgan's Lease term. All obligations under the Morgan's Lease are unconditionally guaranteed by Morgan's Foods, Inc., an Ohio corporation and parent company of Morgan's. At the end of the Morgan's Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Morgan's may purchase all of the KFC Equipment for $1.00.

         Morgan's paid the first and last month's rent of $7,531 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $9,241 and expects to receive an additional fee of $2,310 from the Partnership after leveraging the KFC Equipment, as provided for in the Partnership Agreement. In addition, Morgan's paid a commitment fee equal to $2,310 to the same affiliate as provided for in the Partnership Agreement.

Arby's Equipment Lease (Kennewick, Washington)

         On March 31, 1998, the Partnership acquired for $240,256, effective January 26, 1998, restaurant equipment to be used in the operation of an Arby's restaurant, located at 7500 W. Canal Drive, Kennewick, Washington (the "Kennewick Equipment"). The Kennewick Equipment was acquired from Captec, which purchased the Kennewick Equipment from various vendors for a total cost of $240,256 and leased it to Girardi-Riva Enterprises, Inc., an Arizona corporation dba Arby's Restaurant ("Girardi-Riva"), by entering into a lease commencing February 1, 1998 with Girardi-Riva on the Partnership's standard form of equipment lease (the "Kennewick Girardi-Riva Lease"). Girardi-Riva owns and operates the Arby's restaurant under a franchise agreement.

         On March 31, 1998, Captec assigned the Kennewick Girardi-Riva Lease to the Partnership, effective as of January 26, 1998. The lease term is 84 months and the minimum annual rent is $49,300 payable in monthly installments of $4,108 on the 1st day of each month. The annual rent remains fixed for the entire Kennewick Girardi-Riva Lease term. All obligations under the Kennewick Girardi-Riva Lease are jointly and severally unconditionally guaranteed by Richard Riva, Sharri Riva, Thomas Girardi and Kathy Girardi.

         At the end of the Kennewick Girardi-Riva Lease term, upon at least 45 days prior irrevocable notice to the Partnership, Girardi-Riva may purchase all of the Arby's Equipment for $1.00. Girardi-Riva paid the first month's rent of $4,108 and interim rent in the amount of $822 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $9,610, and expects to receive an additional fee of $2,403 from the Partnership after leveraging the Arby's Equipment, as provided for in the Partnership Agreement. In addition, Girardi-Riva paid a commitment fee equal to $2,500 to the same affiliate as provided for in the Partnership Agreement.

KFC Equipment Lease (13 locations in New York, New Hampshire, and Massachusetts)

         On March 31, 1998, the Partnership acquired for $278,753, effective January 5, 1998, point of sale equipment (the "POS Equipment") to be used in the operation of 13 KFC restaurants, located at the following locations:

         600 Columbia Turnpike                         274 Delaware Ave.
         E. Greenbush, New York                        Albany, New York

         1235 Central Street                           109 State Street
         Albany, New York                              Schenectedy, New York

         5 Kunker Ave.                                 10 Crystal Ave.
         Latham, New York                              Derry, New Hampshire

         1712 State Street                             4 Sandy Road
         Schenectedy, New York                         Ayer, Massachusetts

         65 Congress Street                            481 South Broadway
         Troy, New York                                Salem, New Hampshire

         1573 Western Ave.                             447 Main Street
         Albany, New York                              Yarmouth, Massachusetts

         112 Broadway
         Albany, New York

The POS Equipment was acquired from Captec, which purchased the Kennewick Equipment from various vendors for a total cost of $278,753 and leased it to J's Four, Inc., a Massachusetts corporation dba KFC ("J's Four"), by entering into a lease commencing February 1, 1998 with J's Four on the Partnership's standard form of equipment lease (the "J's Four Lease"). J's Four owns and operates the KFC restaurants under a franchise agreement.

         On March 31, 1998, Captec assigned the J's Four Lease to the Partnership, effective as of January 5, 1998. The lease term is 60 months and the minimum annual rent is $70,580 payable in monthly installments of $5,882 on the 1st day of each month. The annual rent remains fixed for the entire J's Four Lease term.

         At the end of the J's Four Lease term, upon at least 45 days prior irrevocable notice to the Partnership, J's Four may purchase all of the KFC Equipment for $1.00. J's Four paid the first month's rent of $5,882 and interim rent in the amount of $441 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $11,150, and expects to receive an additional fee of $2,788 from the Partnership after leveraging the KFC Equipment, as provided for in the Partnership Agreement. In addition, J's Four paid a commitment fee equal to $2,788 to the same affiliate as provided for in the Partnership Agreement.

Champps Equipment Lease (Schaumberg, Illinois)

         On March 31, 1998, the Partnership acquired for $853,551 restaurant equipment to be used in the operation of an Champps restaurant, located at 955 Golf Road, Schaumberg, Illinois (the "Schaumberg Equipment"). The Schaumberg Equipment was acquired from Captec, which purchased the Schaumberg Equipment from various vendors for a total cost of $853,551 and leased it to Champps Americana, Inc., a Minnesota corporation dba Champps ("Champps Americana"), by entering into a lease commencing April 1, 1998 with Champps Americana on the Partnership's standard form of equipment lease (the "Champps Americana Lease"). Champps Americana owns and operates the Champps restaurant under a franchise agreement.

         On March 31, 1998, Captec assigned the Champps Americana Lease to the Partnership. The lease term is 60 months and the minimum annual rent is $211,817 payable in monthly installments of $17,651 on the 1st day of each month. The annual rent remains fixed for the entire Champps Lease term. All obligations under the Champps Lease are jointly and severally unconditionally guaranteed by Unique Casual Restaurants, Inc., a Delaware corporation, and Champps Entertainment, Inc., a Minnesota corporation.

         At the end of the Champps Lease term, upon at least 45 days prior irrevocable notice to the Partnership, Champps Americana may purchase the Schaumberg Equipment for $85,355 or the fair market value, whichever is less. At closing, Champps Americana paid the first and last month's rent of $34,142. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $34,142, and expects to receive an additional fee of $8,536 from the Partnership after leveraging the Schaumberg Equipment, as provided for in the Partnership Agreement. In addition, Champps Americana paid a commitment fee equal to $8,535 to the same affiliate as provided for in the Partnership Agreement.

Property and Equipment Acquisitions-General

         With respect to each of the Properties, an affiliate of the Managing General Partner (i) considered factors such as the potential value of the site, the financial condition and business and operating history of the tenant, and demographic data for the area in which the Property is located, (ii) analyzed demographic, geographic and market diversification data for the area in which each Property is located and reviewed an independent MAI appraisal of each Property and the analysis regarding comparable properties contained therein, and
(iii) negotiated the purchase price.

         The Partnership purchased each Property and Equipment package with cash from Offering proceeds. It is anticipated that each such Property and Equipment package will be leveraged as provided for in the Prospectus. However, the Partnership presently does not have a financing commitment. With respect to each of the Properties and the Equipment packages, the General Partners believe that the amount of insurance carried by each tenant is adequate.



                                  RISK FACTORS

         The following paragraph is added to the end of the section of the Prospectus entitled "Risk Factors - Litigation against General Partner and Possible Adverse Effect on Net Worth":

                  On January 31, 1997, the Court's decision was reversed on appeal by the Michigan Court of Appeals. The plaintiffs appealed the Court of Appeals decision to the Michigan Supreme Court, which denied such appeal.

                                 PRIOR OFFERINGS

         The following text has been added to the first paragraph of this Section of the Prospectus:

         On January 29, 1997, effective as of January 1, 1997, Captec L.P. II sold all of its equipment packages and real estate properties to an Affiliate of the Managing General Partner for $2,760,000 in a transaction that was consented to by a majority in interest of the limited partners. Simultaneously with such sale, Captec L.P.
         II paid all of its expenses and distributed its remaining $2,000,569 to its limited partners.

                              PLAN OF DISTRIBUTION

         The subsections of this section of the Prospectus titled "General", "Compensation", and "Indemnification" are amended, effective as of the date of this Prospectus Supplement, to read in their entirety as follows:

GENERAL

         The Offering is being made on a "best efforts, part or none" basis through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "Participating Dealers") and Captec Securities Corporation, which will act as Dealer-Manager. The individual General Partner and the corporate General Partner are each an Affiliate of the Dealer-Manager. The Offering is conditioned upon sale of the Minimum Number of Units prior to the close of business one year after the effective date of this Prospectus (the "Termination Date"). Since the Minimum Number of Units was sold on March 5, 1997, prior to the Termination Date, the General Partners may extend the Offering to a date not later than the earlier to occur: (i) sale of all Units offered hereby; or (ii) two years after the effective date of this Prospectus (the "Extended Termination Date"). After the Minimum Number of Units was sold, the Partnership has and will schedule interim closings at which subscribers will be admitted as Limited Partners on at least a monthly basis.

         The Offering is made pursuant to agreements among the General Partners, the Partnership, the Dealer-Manager and the Participating Dealers pursuant to which the Participating Dealers are acting as agents of the Partnership for the purpose of offering and selling Units. The Units are being offered on a "best efforts, part or none" basis, which means that Participating Dealers are not obligated to purchase any Units but are required only to use their best efforts to sell Units to investors.

COMPENSATION

         Subject to the provisions for reduced selling commissions, the Partnership will pay selling commissions equal to 8.0% of Gross Proceeds to the Dealer-Manager for Units sold by it. The Dealer-Manager may reallow fees of up to 8% to the Participating Dealers with respect to Units sold by them. The General Partners also paid an additional selling commission equal to 1% of Gross Proceeds to Participating Dealers from Units sold until the Minimum Number of Units was sold. The Dealer-Manager may also receive up to 0.5% of Gross Proceeds as reimbursement for bona fide due diligence expenses. The Dealer-Manager may reallow to any Participating Dealer or its registered representatives all or any portion of this fee based upon the bona fide due diligence expenses incurred. The General Partners will receive a Non-Accountable Expense Allowance in an amount equal to 2% of Gross Proceeds to cover certain expenses relating to the offer and sale of Units (including the additional 1% selling commission payable until the Minimum Number of Units is sold). In no event will sales commissions, the Non-Accountable Expense Allowance, Organization and Offering Expenses, wholesaling salaries and expenses and expenses of sales seminars, exceed in the aggregate, 13% of Gross Proceeds.

         The General Partners, their Affiliates and Participating Dealers may purchase up to 10% of the Units, net of any selling commissions but otherwise on the same terms as purchasers who are not Affiliates. Purchase of Units by the General Partners and their Affiliates will not be counted for purposes of reaching the Minimum Number of Units. Any purchases by the General Partners will be for investment purposes only and not with a view toward resale. Investors will not have a right to withdraw and receive a return of their contributions. Neither the General Partners nor any of their Affiliates will directly or indirectly pay or award any compensation to a third party engaged as an investment adviser as inducement to advise favorably toward investment in the Partnership. In addition, the selling commissions to the Dealer-Manager and Participating Dealers will be reduced on sales of 501 or more Units in accordance with the following Schedule:



                                        Investor's                  Selling Commission Per Unit
                                     Purchase Price                 ---------------------------
     Dollar Amount Purchased             Per Unit                Percent               Dollar Amount
----------------------------------       --------                -------               -------------
  $1,000 - $500,000                       $1,000                   8.0%                   $80.00
  $501,000 - $750,000                       $980                   6.0%                   $60.00
  $751,000 - $1,000,000                     $970                   5.0%                   $50.00
  $1,001,000 - $1,500,000                   $960                   4.0%                   $40.00
  $1,501,000 - $2,000,000                   $950                   3.0%                   $30.00
  $2,001,000 and above                      $940                   2.0%                   $20.00


         The purchaser of such Units will be credited with such reduced commission and the net proceeds to the Partnership will not be affected by the discount. Subscriptions may be combined for purposes of determining the volume discounts applicable to subscriptions from a purchaser.

         Investors who, in connection with their purchase of Units, have engaged the services of a registered investment advisor with whom the Investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the Dealer-Manager and the Participating Dealer selling such Units to reduce the amount of selling commissions payable with respect to such sale to zero. The proceeds to the Partnership will not be affected by eliminating the commissions payable in connection with sales to Investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

INDEMNIFICATION

         The Partnership, General Partners, and Dealer-Manager have agreed to indemnify the Participating Dealers and the Participating Dealers have agreed to indemnify the General Partners, Dealer-Manager, and the Partnership against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). In the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Act is against public policy and therefore unenforceable. The Participating Dealers may be deemed to be underwriters as that term is defined in the Act.

                      AMENDMENT TO THE AGREEMENT OF LIMITED
                         PARTNERSHIP OF CAPTEC FRANCHISE
                               CAPITAL PARTNERS IV

         Sections 9, 12, 14, and 15 of the Partnership's Agreement of Limited Partnership included as Exhibit B to the Prospectus (the "Partnership Agreement"), have been corrected and amended, consistent with the disclosures in the Prospectus as set forth below:

9.       COMPENSATION TO THE GENERAL PARTNERS AND THEIR AFFILIATES

         The second sentence of Section 9.7 of the Partnership Agreement has been amended so as to read in its entirety as follows:

         Such fees shall accrue and be subordinated to receipt by the Limited Partners of aggregate Distributions equal to a 10.5% per annum cumulative, non-compounded return on their Adjusted Investment plus aggregate distributions of Net Sale or Refinancing Proceeds equal to 100% of their Original Contributions.

12.      TRANSFERABILITY OF UNITS

         Section 12.1.4 of the Partnership Agreement has been amended so as to read in its entirety as follows:

                   12.1.4 if the Managing General Partner determines in its sole discretion that such assignment would prevent the Partnership from being able to satisfy either the 2% or 5% "safe harbors" contained in Service Advance Notice 88-75 or in corresponding regulations or the Partnership has received an opinion of counsel or a favorable service ruling that such transfer would result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

14. RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE MANAGING GENERAL PARTNER

         The first sentence of Section 14.4.5 has been amended so as to permit the Partnership to only enter into co-tenancy arrangements, joint ventures or general partnerships with non-affiliates that own one or more Assets, and
Section 14.4.5 now reads in its entirety as follows:

         cause the Partnership to invest in any Asset with unaffiliated parties that own one or more Assets through co-tenancy arrangements, joint ventures or general partnerships except on substantially the same terms and conditions (although not necessarily the same percentage interest) as such unaffiliated parties; provided, however, that no such investment shall be entered into by the Partnership (i) if it involves the payment of duplicative property management or other fees which would have the effect of circumventing any of the restrictions on and prohibited transactions involving conflicts of interest contained in this Partnership Agreement, and (ii) unless the Partnership acquires a controlling interest in such joint venture or partnership.

15.      RIGHTS AND POWERS OF THE LIMITED PARTNERS

         The last sentence of Section 15.3 has been revised so as to remove the General Partners' right to vote the Units of those Limited Partners that do not submit a vote within a certain time period, and Section 15.3 reads in its entirety as follows:

         15.3 Consent Without a Meeting. The Managing General Partner may and, upon receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners, the Managing General Partner shall, submit any matter upon which the Limited Partners are entitled to act, to the Limited Partners for a vote by written consent without a meeting. For purposes of obtaining a written vote under this Partnership Agreement, the Managing General Partner may require a written response within a specified time, but not less than fifteen
         (15) days and no more than sixty (60) days from receipt of said request.

              PROPOSED ASSIGNMENT OF GENERAL PARTNERSHIP INTERESTS

         In a recently filed registration statement with the Commission for its initial public offering, Captec Net Lease Realty, Inc., an Affiliate of the General Partners, stated that it will become the sole general partner of the Partnership by acquiring the general partnership interests in the Partnership held by the General Partners. However, the transfer of such general partnership interests is subject to the approval of the Limited Partners by Majority Vote, and the Limited Partners will receive notice of and an opportunity to approve any transfer of the general partnership interests.

                              FINANCIAL STATEMENTS

         The financial statements of the Partnership and Managing Partner set forth on pages F-1 to F-7 of the Prospectus are replaced in their entirety by the financial statements on the following pages.

                          INDEX TO FINANCIAL STATEMENTS


CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV                      PAGE


REPORT OF INDEPENDENT ACCOUNTANTS..............................F-1

FINANCIAL STATEMENTS:

        Balance Sheet.................................... .....F-2

        Statement of Operations................................F-3

        Statement of Changes in Partners' Capital..............F-4

        Statement of Cash Flows................................F-5

        Notes to Financial Statements..........................F-6




CAPTEC FRANCHISE CAPITAL CORPORATION IV                        PAGE


REPORT OF INDEPENDENT ACCOUNTANTS..............................F-11

FINANCIAL STATEMENTS:

        Balance Sheet..........................................F-12

        Statement of Operations................................F-13

        Statement of Changes in Stockholders' Equity......... .F-14

        Statement of Cash Flows................................F-15

        Notes to Financial Statements..........................F-16

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Franchise Capital Corporation IV
Managing General Partner of
Captec Franchise Capital Partners L.P. IV:

We have audited the accompanying balance sheet of Captec Franchise Capital Partners L.P. IV as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captec Franchise Capital Partners L.P. IV as of December 31, 1997 and 1996, and the results of its operations, changes in partners' capital and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand

Detroit, Michigan
March 14, 1998

                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                                  BALANCE SHEET
                           December 31, 1997 and 1996

                                                                                           1997                1996
                                                       ASSETS

Cash and cash equivalents                                                             $   5,008,194           $      -
Investment in property under leases:
   Operating leases, net                                                                  5,805,870                  -
   Financing leases, net                                                                  2,838,663                  -
Prepaid expenses                                                                                  -                339
Accounts receivable                                                                           3,487                  -
Unbilled rent                                                                                25,983                  -
Due from related parties                                                                     49,381                  -
                                                                                      -------------           --------

    Total assets                                                                      $  13,731,578           $    339
                                                                                      =============           ========





                                                  LIABILITIES & PARTNERS' CAPITAL

Liabilities:
   Accounts payable                                                                   $      49,375           $
   Due to related parties                                                                   129,683                 -
   Overdraft                                                                                      -                39
                                                                                      -------------           -------

    Total liabilities                                                                       179,058                39
                                                                                      -------------           -------

Partners' Capital:
Limited partners' capital accounts                                                       13,547,060               100
General partners' capital accounts                                                            5,460               200
                                                                                      -------------           -------

    Total partners' capital                                                             13,552,520               300
                                                                                      -------------           ------

    Total liabilities & partners' capital                                             $ 13,731,578            $  339
                                                                                      =============           ======




The accompanying notes are an integral part of the financial statements.

                            CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                                     STATEMENT OF OPERATIONS
                         for the years ended December 31, 1997 and 1996



                                                                   1997                    1996

Operating revenue:
   Rental income                                                    $295,367                 $--
   Finance income                                                    201,314                  --
                                                                    --------                 ---

             Total operating revenue                                 496,681                  --
                                                                    --------                 ---

Operating costs and expenses:
   Depreciation                                                       32,988                  --
   General and administrative                                         31,296                  --
                                                                    --------                 ---

             Total operating costs and expenses                       64,284                  --
                                                                    --------                 ---

             Income from operations                                  432,397                  --
                                                                    --------                 ---

Other income:
   Interest income                                                    92,048                  --
   Other                                                               1,598                  --
                                                                    --------                 ---

             Total other income                                       93,646                  --
                                                                    --------                 ---

Net income                                                           526,043                  --

Net income allocable to general partners                               5,260                  --
                                                                    --------                 ---

Net income allocable to limited partners                            $520,783                 $--
                                                                    ========                 ===

Net income per limited partnership unit                             $  74.10                 $--
                                                                    ========                 ===

Weighted average number of limited partnership
   units outstanding                                                   7,028                  --
                                                                    ========                 ===




The accompanying notes are an integral part of the financial statements.

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 for the years ended December 31, 1997 and 1996



                                                     Limited         Limited             General              Total
                                                     Partners'       Partners'           Partners'          Partners'
                                                      Units          Accounts            Accounts            Capital
                                                      -----          --------            --------            -------


Balance July 30, 1996                                      --       $        100        $        200       $        300

Net income                                                 --                 --                  --                 --
                                                 ------------       ------------        ------------       ------------

Balance, December 31, 1996                                 --                100                 200                300

Issuance of 15,392 limited partnership
units, net                                             15,392         13,385,077                             13,385,077

Distributions - ($23.32 per unit)                          --           (358,900)                 --           (358,900)

Net income                                                 --            520,783               5,260            526,043
                                                 ------------       ------------        ------------       ------------

Balance, December 31, 1997                             15,392       $ 13,547,060        $      5,460       $ 13,552,520
                                                 ============       ============        ============       ============



The accompanying notes are an integral part of the financial statements.

                              CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                                       STATEMENT OF CASH FLOWS
                            for the year ended December 31, 1997 and 1996



                                                                               1997             1996
                                                                               ----             ----

Cash flows from operating activities:
   Net Income                                                             $    526,043     $         --
   Adjustments to net income:
        Depreciation                                                            32,987               --
        Decrease (increase) in prepaids                                            339             (339)
        Increase in unbilled rent                                              (25,983)              --
        Increase in accounts receivable                                         (3,487)              --
        Increase in  accounts payable                                           49,336               39
                                                                          ------------     ------------

Net cash provided by operating activities                                      579,235             (300)
                                                                          ------------     ------------

Cash flows from investing activities:
   Purchase of real estate for operating leases                             (5,838,857)              --
   Purchase of equipment for financing leases                               (3,051,499)              --
   Reduction of net investment in financing leases                             212,836               --
                                                                          ------------     ------------

Net cash used in investing activities                                       (8,677,520)              --
                                                                          ------------     ------------

Cash flows from financing activities:
   (Increase) in due from related parties                                      (49,381)              --
   Increase in due to related parties                                          129,683               --
   Issuance of limited partnership units                                    15,380,902               --
   Offering costs                                                           (1,995,825)              --
   Distributions to limited partners                                          (358,900)              --
                                                                          ------------     ------------

Net cash provided by financing activities                                   13,106,479               --
                                                                          ------------     ------------

Net (decrease) increase in cash and cash equivalents                         5,008,194             (300)

Cash and cash equivalents, beginning of period                                      --              300
                                                                          ------------     ------------

Cash and cash equivalents, end of period                                  $  5,008,194     $         --
                                                                          ============     ============


The accompanying notes are an integral part of the financial statements.

                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                          NOTES TO FINANCIAL STATEMENTS


1.     THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING PRINCIPLES:

       Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership, was organized on July 23, 1996 for the purpose of acquiring income-producing commercial real properties and equipment leased on a "triple net" or "double net" basis, primarily to operators of national and regional chain franchised fast food and family style restaurants, as well as other national and regional retail chains.

       The general partners of the Partnership are Captec Franchise Capital Corporation IV (the "Corporation"), a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"), and Patrick L. Beach, an individual, hereinafter collectively referred to as the sponsor. Patrick L. Beach is also the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec. The General Partners have each contributed $100 in cash to the Partnership as a capital contribution.

       The Partnership commenced a public offering of limited partnership interests ("Units") on December 31, 1996. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, were offered on a "best efforts, part or none" basis. The Partnership broke impound on March 5, 1997, at which time funds totaling $2,015,500 were released from escrow and the Partnership immediately commenced operations. At December 31, 1997, the Partnership had accepted subscriptions for 15,392 Units, and funds totaling $15,380,902.

       The initial limited Partner of the Partnership was Patrick L. Beach. as of December 31, 1996, Mr. Beach had contributed $100 to the capital of the Partnership and had received 0.1 unit. During 1997, upon admission to the partnership of other limited Partners, the initial Limited Partner may withdraw from the Partnership, and his 0.1 Unit shall be redeemed for $100.

       Allocation of profits, losses and cash distributions from operations and cash distributions from sale or refinancing are made pursuant to the terms of the Partnership Agreement. Profits and losses from operations are allocated among the limited partners based upon the number of Units owned. In no event will the General Partners be allocated less than one percent of profits and losses in any year.


       Following is a summary of the Partnership's significant accounting policies:

       A. Cash Equivalents: The Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                          NOTES TO FINANCIAL STATEMENTS

1.     THE PARTNERSHIP AND ITS SIGNIFICANT ACCOUNTING PRINCIPLES, CONTINUED:

       b. RENTAL INCOME FROM OPERATING LEASES: The Partnership's operating leases have scheduled rent increases which occur at various dates throughout the lease terms. The Partnership recognizes the total rent, as stipulated by the lease agreement, as income on a straight-line basis over the term of each lease. To the extent rental income on the straight-line basis exceeds rents billable per the lease agreement, an amount is recorded as unbilled rent.

       c. LAND AND BUILDING SUBJECT TO OPERATING LEASES: Land and buildings subject to operating leases are stated at cost less accumulated depreciation. Buildings are depreciated on the straight-line method over their estimated useful lives (40 years).

       d. NET INVESTMENT IN FINANCING LEASES: Leases classified as financing leases are stated as the sum of the minimum lease payments plus the unguaranteed residual value accruing to the benefit of the lessor, less unearned income. Unearned income is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease.

       e. NET INCOME PER LIMITED PARTNERSHIP INTEREST: NET income per limited partnership interest is calculated using the weighted average number of limited partnership units outstanding during the period and the limited partners' allocable share of the net income.

       f. INCOME TAXES: No provision for income taxes is included in the accompanying financial statements, as the partnership's results of operations are passed through to the partners for inclusion in their respective income tax returns.

       g. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   DISTRIBUTIONS:

     Cash flows of the Partnership are allocated ninety-nine percent (99%) to the limited partners and one percent (1%) to the Sponsor, except that the sponsor's share is subordinated to a ten percent (10%) per annum cumulative, non-compounded preferred return to the limited partners. Net sale or refinancing proceeds of the Partnership will be allocated ninety percent (90%) to the limited partners and ten percent (10%) to the Sponsor, except that the Sponsor's share will be subordinated to a ten and one-half percent (10.5%) per annum cumulative, non-compounded return on their Adjusted Investment plus return of the original contributions to the limited partners.

     Distributions of cash flow from operations are paid quarterly in arrears.

3.   RELATED PARTY TRANSACTIONS AND AGREEMENTS:

     Organization and offering expenses, excluding selling commissions, are paid initially by the General Partners and/or their affiliates and are reimbursed by the Partnership in an amount equal to up to three percent (3%) of the gross proceeds of the offering (less any amounts paid directly by the Partnership). In addition, the Sponsor and/or its affiliates are paid a non-accountable expense allowance by the Partnership in an amount equal to two percent (2%) of the gross proceeds of the offering. The Sponsor and/or its affiliates were reimbursed $710,310 during the twelve month period ended December 31, 1997. These costs were treated as capital issuance costs and have been netted against the limited partners' capital accounts.

     The Partnership paid to Participating Dealers, including affiliates of the general partners, selling commissions in an amount equal to eight percent (8%) of the purchase price of all Units placed by them directly. An additional one percent (1%) of the purchase price was paid to Participating Dealers on all Units placed by them until the minimum number of Units were sold (2,015.5). The additional one percent (1%) was paid out of the non-accountable expense allowance. There were $1,223,946 of selling commissions paid or incurred during the twelve month period ended December 31, 1997. These costs were treated as capital issuance costs and have been netted against the limited partners' capital accounts. The Sponsor has also guaranteed payment of organization and offering expenses which exceed 13%, including selling commissions, of the gross proceeds of the offering.

     An acquisition fee is charged, not to exceed the lesser of: (i) four percent (4%) of gross proceeds plus an additional .0677% for each 1% of indebtedness incurred in acquiring properties and/or equipment but in no event will acquisition fees exceed five percent (5%) of the aggregate purchase prices of properties and equipment; or (ii) compensation customarily charged in arm's length transactions by others rendering similar services. The partnership paid the Sponsor $341,936 in acquisition fees during the twelve month period ended December 31, 1997, and expects to pay an additional $68,351 once the Partnership has obtained the maximum leverage. Of this amount $117,365 was capitalized into net investment in financing leases and $224,571 was capitalized into land and building subject to operating leases.

     The Partnership has entered into an asset management agreement with the Sponsor and its affiliates, whereby the Sponsor provides various property and equipment management services for the Partnership.

     A subordinated asset management fee is charged, in an amount equal to one percent (1%) of the gross rental revenues derived from the properties and equipment. Payment of the asset management fee is subordinated to receipt by the limited partners of annual distributions equal to a cumulative, non-compounded return of ten percent (10%) per annum on their Adjusted Investment. There was $6,297 paid or incurred to the general partners during the twelve month period ended December 31, 1997.

                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                        NOTES TO FINANCIAL STATEMENTS


3.       RELATED PARTY TRANSACTIONS AND AGREEMENTS, CONTINUED:

         An equipment liquidation fee limited to the lesser of three percent (3%) of the sales price or customary fees for similar services will be paid in conjunction with asset liquidation services. There were no equipment liquidations during the twelve month period ended December 31, 1997.

         The Partnership Agreement provides for the Sponsor to receive a real estate liquidation fee limited to the lesser of three percent (3%) of the gross sales price or fifty percent (50%) of the customary real estate commissions in the event of a real estate liquidation. This fee is payable only after the limited partners have received distributions equal to a cumulative, non-compounded return of ten and one-half percent (10.5%) per annum, cumulative non-compounded preferred return on their Adjusted Investment capital plus distributions of sale or refinancing proceeds equal to 100% of their original contributions. There were no real estate liquidations during the twelve month period ended December 31, 1997.

         The Partnership has agreed to indemnify the Sponsor and their affiliates against certain costs paid in settlement of claims which might be sustained by them in connection with the Partnership. Such indemnification is limited to the assets of the Partnership and not the limited partners.


4.       LAND AND BUILDING SUBJECT TO OPERATING LEASES:

         The net investment in operating leases as of December 31, 1997 is comprised of the following:

         Land                                                 $  2,676,582
         Building and improvements                               3,162,276
                                                              ------------
                                                                 5,838,858

         Less accumulated depreciation                             (32,988)
                                                              ------------
         Total                                                $  5,805,870
                                                              ============


         The following is a schedule of future minimum lease payments to be received on the operating leases as of December 31, 1997.


         1998                                                 $    607,570
         1999                                                      607,570
         2000                                                      611,235
         2001                                                      616,366
         2002                                                      632,662
         Thereafter                                              6,180,051
                                                              ------------
         Total                                                $  9,255,454
                                                              ============


                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                        NOTES TO FINANCIAL STATEMENTS

5.   NET INVESTMENT IN FINANCING LEASES:

     The net investment in financing leases as of December 31, 1997 is comprised of the following:

     Minimum lease payments to be received                    $  3,714,592
     Estimated residual value                                       81,372
                                                              ------------
     Gross investment in financing leases                        3,795,964
     Less unearned income                                         (957,301)
                                                              ------------
     Net investment in financing leases                       $  2,838,663
                                                              ============


     The following is a schedule of future minimum lease payments to be received on the financing leases as of December 31, 1997:


     1998                                                     $    640,331
     1999                                                          639,982
     2000                                                          639,982
     2001                                                          639,982
     2002                                                          514,635
     Thereafter                                                    639,680
                                                              ------------

     Total                                                    $  3,714,592
                                                              ============

6.   Subsequent Event:

     Based upon the results of operations for the three month period ended December 31, 1997, the Partnership will distribute $350,000, of which $284,706 was distributed to its limited partners on January 15, 1998 and the remaining $65,294 will be distributed to those limited partners who elected to receive distributions on a monthly basis on February 13, 1998 and March 13, 1998.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Franchise Capital Corporation IV:


We have audited the accompanying balance sheet of Captec Franchise Capital corporation IV as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captec Franchise Capital Corporation IV as of December 31, 1997 and 1996, and the results of its operations, changes in stockholders' equity and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




/s/ Coopers & Lybrand

Detroit, Michigan
March 14, 1998

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                                  BALANCE SHEET
                           December 31, 1997 and 1996




                                                                          1997       1996
                                                                          ----       ----
                                     ASSETS

Cash                                                                   $ 1,748     $ 1,407
Investment in partnership                                                2,730         100
Reimbursable organizational & offering expenses, net                    15,594      29,048
Receivable from affiliate                                               19,766       1,697
Other assets                                                            15,005      16,038
                                                                       -------     -------

Total assets                                                           $54,843     $48,290
                                                                       =======     =======


                       LIABILITIES & STOCKHOLDERS' EQUITY

Total liabilities:
   Accounts payable                                                    $51,213     $37,022
   Payable to affiliates                                                    --      10,268
   Income tax payable                                                      894          --
                                                                       -------     -------

Total liabilities                                                       52,107      47,290
                                                                       -------     -------

Stockholders' equity:
Common stock, no par value; 60,000 shares authorized,
   1,000 shares issued and outstanding                                      --          --
Paid-in capital                                                          1,000       1,000
Retained earnings                                                        1,736          --
                                                                       -------     -------

Total stockholders' equity                                               2,736       1,000
                                                                       -------     -------

Total liabilities & stockholders' equity                               $54,843     $48,290
                                                                       =======     =======



The accompanying notes are an integral part of the financial statements.

                     CAPTEC FRANCHISE CAPITAL CORPORATION IV
                             STATEMENT OF OPERATIONS
                 for the years ended December 31, 1997 and 1996



Investment income from partnership                                   $     2,630        $        -
                                                                     -----------        ----------

                 Net income before taxes                                   2,630                 -

Income tax provision                                                         894                 -
                                                                     -----------        ----------

                 Net income                                          $     1,736        $        -
                                                                     -----------        ==========



The accompanying notes are an integral part of the financial statements.

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                for the years ended December 31, 1997 and 1996


                                        COMMON            PAID-IN           RETAINED
                                         STOCK            CAPITAL           EARNINGS            TOTAL
                                        ------            -------           --------            -----
Balance, January 1, 1996                $    -            $ 1,000           $      -           $ 1,000

Net Income                                   -                  -                  -                 -
                                        ------            -------           --------           -------

Balance, December 31, 1996                   -              1,000                  -             1,000

Net income                                   -                  -              1,736             1,736
                                        ------            -------           --------           -------

Balance, December 31, 1997              $    -            $ 1,000           $  1,736           $ 2,736
                                        ======            =======           ========           =======

The accompanying notes are an integral part of the financial statements.

                   CAPTEC FRANCHISE CAPITAL CORPORATION IV
                           STATEMENT OF CASH FLOWS
                for the years ended December 31, 1997 and 1996


                                                                                         1997            1996
                                                                                         ----            ----
Cash flows from operating activities:
   Net income                                                                          $ 1,736         $     -
   Adjustments to net income:
      Undistributed income from partnership                                             (2,630)           (100)
      Increase in income tax payable                                                       894               -
      Decrease (increase)  in other assets                                               1,033         (16,038)
      Increase in accounts payable                                                      14,191          37,022
                                                                                       -------         -------

Net cash provided by operating activities                                               15,224          20,884
                                                                                       -------         -------

Cash flows from financing activities:
   Issuance of common stock                                                                  -           1,000
   Decrease in reimbursable offering expense and                                       (14,883)        (20,477)
    payable to affiliate, net                                                           -------         -------

Net cash provided by financing activities                                              (14,883)        (19,477)
                                                                                       -------         -------

Net increase (decrease) in cash                                                            341           1,407

Cash, beginning of year                                                                  1,407               -
                                                                                       -------         -------

Cash, end of period                                                                    $ 1,748         $ 1,407
                                                                                       =======         =======


The accompanying notes are an integral part of the financial statements.

                   CAPTEC FRANCHISE CAPITAL CORPORATION IV
                        NOTES TO FINANCIAL STATEMENTS

1.     ORGANIZATION:

       Captec Franchise Capital Corporation IV (the "Corporation") is a Michigan corporation organized on July 22, 1996. The Corporation was formed for the purpose of serving as the managing general partner of Captec
    Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership.

       The Corporation is a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"). Captec has paid $1,000 in cash to the Corporation for the purchase of 1,000 shares of common stock of the Corporation. As a general partner of the Partnership, the Corporation has contributed $100 to the capital of the Partnership. Patrick L. Beach is also a general partner of the Partnership and is the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec. Each general partner has a 0.5 percent share in the Partnership's net income or loss.

       The Partnership undertook a public offering of limited partnership interests ("Units") in 1997. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, will be offered on a "best efforts, part or none" basis. As of December 31, 1997, the Partnership had accepted subscriptions for 15,380.902 Units and funds totaling $15,380,902.

       Affiliates of the Corporation are expected to provide various services to the Partnership and will be paid certain fees for such services as specified in the Partnership Agreement.

       Following is a summary of the Corporation's significant accounting principles:

    A. INCOME TAXES: The Corporation reports its income for federal income tax purposes in the consolidated tax return of Captec. Income taxes are allocated by Captec to the Corporation on the separate return basis. The Corporation's income tax expense reflected in the statement of operations and that computed by applying the statutory federal income tax rate are approximately equal. Deferred income taxes, for financial reporting purposes, are not material.

    B. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C. RECLASSIFICATIONS: Certain 1996 financial statement amounts have been reclassified to conform to the 1997 presentation.

2.     OPERATIONS:

       The Corporation's only source of revenue in 1997 and 1996 was from its investment in the Partnership. See the accompanying financial statements of the Partnership.

3.     RELATED PARTY TRANSACTIONS:

       Organization and offering expenses related to the offering of Units are prepaid by the Corporation and reimbursed by the Partnership in an amount equal to up to three percent (3%) of the gross proceeds of the offering (less any amounts paid directly by the Partnership). The Corporation is also reimbursed by the Partnership for a non-accountable expense allowance in an amount equal to two percent (2%) of the gross proceeds of the offering. During 1997 the Corporation was reimbursed indirectly through payments made in the amount of $500,699 by LP IV to Captec on behalf of the Corporation.

       The Corporation receives advances from Captec in order to have sufficient funds for the prepayment of organization and offering and non-accountable expenses made on behalf of the Partnership. As the Corporation receives reimbursements of such prepaid expenses, the advances to Captec are repaid.

                           PRIOR PERFORMANCE TABLES

       The Prior Performance Tables set forth in Exhibit A of the Prospectus are replaced in their entirety by the prior performance tables on the following pages.

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES


         The information in this Exhibit A contains certain relevant summary information concerning prior partnerships sponsored by the General Partners and their Affiliates which have investment objectives similar to the Partnership (the "Prior Partnerships").

         Upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for Captec Franchise Capital Partners L.P. II, and Captec Franchise Capital Partners L.P. III, as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of capital, the generation of increased income and protection against inflation, capital appreciation, and deferral of taxation of a portion of cash distributions.

         INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PARTNERSHIPS.


DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table IV - Results of Completed Programs

                  Table V - Sales or Disposals of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of September 30, 1997. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of the General Partners and their Affiliates in raising and investing funds for the Prior Partnerships whose offerings closed in the most recent three years.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Partnerships whose offerings closed in the most recent three years.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through September 30, 1997, of the Prior Partnerships whose offerings closed in the most recent five years.

         The Table includes a summary of income or loss of the Prior Partnerships presented on the basis of generally accepted accounting principles. The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items": provides information relating to cash generated from or used by items which are not directly related to the operations other properties of the Prior Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, proceeds of mortgage loans, and disbursements made from these sources of funds, such as acquisition of the properties and other costs which are related more to the formation of the partnership than to the actual operations of the properties.

         The Table also presents information pertaining to investment income, returns of capital, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV presents a summary of results of completed programs for the period from inception through September 30, 1997, of the Prior Partnerships whose offerings closed in the most recent five years.

          The Table presents information on the basis of generally accepted accounting principles and of cash. These items include investment income, returns of capital, cash distributions from operations, sales and refinancing proceeds expressed as distributions and tax results on a per $1,000 investment basis.

         Table V - Sales or Disposals of Properties

         Table V presents information regarding sales or disposals of property of the Prior Partnerships in the most recent three years.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                       Captec Franchise
                                                       Capital Partners
                                                       L.P. III (a)(b)
                                                       ------------------
     Dollar amount offered........................           $20,000,000
     Dollar amount raised (100%)..................           $20,000,000
     Less offering expenses:
         Selling commissions......................                   8.0%
         Organizational expenses..................                   3.0%
         Other (no-accountable allowance).........                   2.0%
     Reserves........................                                0.0%
     Percent available for investment.............                  87.0%
     Acquisition Costs:
         Cash down payment........................                  83.5%
         Acquisition fees........................                    3.4%
         Acquisition expenses.....................                   0.0%
     Total acquisition costs......................                  86.9%
     Percent leverage.............................                   0.0%
     Date offering began..........................       August 12, 1994
     Length of offering (months)..................                    24
     Months to invest 90% of amount available
         for investment...........................                     2


---------------------------

(a) Captec Franchise Capital Partners L.P. III ("Captec L.P. III") is a public program with investment objectives similar to those of the Partnership.

(b) Information in the Table is presented as of September 30, 1997. Captec L.P. III closed its offering on August 12, 1996 having raised $20,000,000 from 1,391 investors. As of September 30, 1997, Captec L.P. III had acquired the land and building of eleven properties for a purchase price of $13,687,361 and nine equipment packages for $3,001,879. In addition, this table reflects the reinvestment of sale proceeds of an equipment package which was purchased for $228,055 in 1995 and subsequently sold for $199,399 in August 1997.

                                   TABLE II

                           Compensation to Sponsor
                Captec Franchise Capital Partners L.P. III (a)


 Date offering commenced..........................      August 12, 1994
 Dollar amount raised............................           $20,000,000
 Amount paid to sponsor from proceeds of offering:
     Offering expenses............................           $2,600,000
     Acquisition fees:
     -  Real estate commissions...................                 -
     -  Advisory fees.............................                 -
     -  Other                                                  $667,471
     Other........................................                 -


                                                       1995            1996           1997 (b)
Dollar amount of cash generated from operations
     before deducting payments to sponsor.........   $346,827       $1,436,358     $1,467,498
 Amount paid to sponsor from operations:
     Property management fees.....................       -          $   19,038     $   16,797
     Partnership management fees .................       -                -              -
     Reimbursements...............................       -                -              -
     Leasing commissions..........................       -                -              -
     Other........................................       -                -              -
 Dollar amount of property sales and refinancing
     before deducting payments to sponsor:
     -  Cash............................                 -                -              -
     -  Notes............................                -                -              -
 Amount paid to sponsor from property sales
     and refinancing:
     Real estate commissions.....................        -                -              -

---------------------------------
(a) Captec Franchise Capital Partners L.P. III (Captec L.P. III) is a public program with investment objectives similar to those of the Partnership.

(b)      Information in the Table is presented as of  September 30, 1997.

                                   TABLE III

                      Operating Results of Prior Programs
                   Captec Franchise Capital Partners L.P. II

                                                                  1994         1995         1996          1997 (b)
                                                               ---------    ---------    ----------     -----------
 Gross revenues.........................................       $ 169,837    $ 349,675     $ 514,963     $        44
 Profit on sale of properties...........................             -            -           3,652         216,756
 Interest income........................................          30,325          -             -               -
 Less:
     Operating expenses.................................          (6,443)      (9,568)      (84,138)            -
     Interest expense...................................         (14,309)     (83,553)      (79,309)            -
     Depreciation.......................................         (15,377)     (28,462)      (28,473)            -
                                                               ---------    ---------     ---------     -----------

 Net income - GAAP basis................................       $ 164,033    $ 228,092     $ 326,695     $   216,800
                                                               =========    =========     =========     ===========
 Taxable Income
 -   from operations....................................       $ 126,606    $ 111,079     $ 279,893     $   305,398
 -   from gain on sale..................................             -            -             -

 Cash generated from operations.........................       $ 179,410    $ 256,554     $ 355,168     $        44
 Cash generated from sales..............................             -            -           7,400       2,010,151
 Cash generated from refinancing........................             -            -             -              -
                                                               ---------    ---------     ---------     -----------
 Cash generated from operations, sales
     and refinancing....................................       $ 179,410    $ 256,554     $ 362,568     $ 2,010,195
 Less: cash distributions to investors: (a)
 -   from operating cash flow...........................        (136,988)    (177,618)     (149,076)            (44)
 -   from sales and refinancing.........................             -            -          (7,400)     (2,000,526)
 -   from other: reduction of net investment
     in financing leases................................          (6,957)     (69,282)     (137,024)            -
                                                               ---------    ---------     ---------     -----------
 Cash generated (deficiency) after cash
     distributions......................................          35,465        9,654        69,068           9,625
 Special items (not including sales and refinancing):
 -   Partners' capital contributions, net of
     offering costs.....................................       1,688,135            -           -               -
 -   Proceeds from borrowings...........................         831,000            -           -               -
 -   Purchase of real estate for operating lease              (2,271,562)     326,760           -         2,335,000
 -   Purchase of equipment for financing leases                 (149,139)    (425,284)          -           425,000
 -   Reduction of net investment in financing
     leases.............................................           6,957       69,282       137,024             -
 -   Principal payments of debt obligations.............          (6,133)     (39,099)      (43,343)       (749,849)
 -   Increase in other assets...........................         (69,886)      (7,837)     (255,110)          7,834
 -   Increase (decrease) in other liabilities...........          22,187        6,753        (9,625)        (30,053)
                                                               ---------    ---------     ---------     -----------
 Cash generated (deficiency) after cash
     distributions and special items....................       $  87,024    $ (29,771)    $(101,986)    $ 1,997,557
                                                               =========    =========     =========     ===========
 Tax and Distribution Data per $1,000 Invested:

 Federal Income Tax Results:
     Ordinary income (loss)
     -  from operations.................................             $67          $57          $144            $157
     -  from recapture..................................               -            -             -               -
     Capital gain (loss)................................               -            -             -               -

 Cash Distributions to Investors: (a)
     Source (on GAAP basis):
     -  Investment income...............................             $77         $127          $151             $31
     -  Return of capital...............................               -            -             -          $1,000
     Source (on cash basis):
     -  Sales...........................................               -            -            $4          $1,031
     -  Refinancing.....................................               -            -             -               -
     -  Operations......................................             $73          $91           $77              $0
     -  Other: reduction of investment in financing
        leases..........................................              $4          $36           $70               -

 Amount (in percentage terms) remaining invested
     in  program  properties at  the end of  the last
     year reported in the Table.........................            100%         100%           94%              0%

                     OPERATING RESULTS OF PRIOR PROGRAMS
                  CAPTEC FRANCHISE CAPTIAL PARTNERS L.P. III

                                                                 1995                   1996                   1997 (b)
                                                                 ----                   ----                   --------
 Gross revenues.......................................      $   359,018             $ 1,336,908              $ 1,492,975
 Profit on sale of properties.........................              -                       -                        -
 Interest income......................................           10,928                 154,575                   50,302
 Less:
     Operating expenses...............................          (23,119)                (55,125)                 (75,779)
     Interest expense.................................              -                       -                        -
     Depreciation.....................................          (33,978)               (114,272)                (154,960)
                                                            ------------            ------------             ------------
 Net income - GAAP basis..............................      $   312,849             $ 1,322,086              $ 1,312,538
                                                            ============            ============             ============
 Taxable Income
 -   from operations..................................      $    63,498             $   731,132                N/A (c )
 -   from gain on sale................................              -                       -                  N/A (c )

 Cash generated from operations.......................      $   346,827             $ 1,436,358              $ 1,467,498
 Cash generated from sales............................              -                       -                        -
 Cash generated from refinancing......................              -                       -                        -
                                                            ------------            ------------             ------------
 Cash generated from operations, sales
     and refinancing..................................      $   346,827             $ 1,436,358              $ 1,467,498
 Less: cash distributions to investors: (a)
 -   from operating cash flow.........................         (289,426)             (1,282,553)              (1,141,826)
 -   from sales and refinancing.......................              -                       -                        -
 -   from other: reduction of net investment
     in financing leases..............................         (121,674)               (331,707)                (498,171)
                                                            ------------            ------------             ------------
 Cash generated (deficiency) after cash
     distributions....................................          (64,273)               (177,902)                (172,499)
 Special items (not including sales and refinancing):
 -   Partners' capital contributions, net of
     offering costs...................................        6,437,467              10,957,187                      -
 -   Proceeds from borrowings.........................              -                       -                        -
 -   Purchase of real estate for operating lease             (3,403,260)             (9,537,532)              (1,293,965)
 -   Purchase of equipment for financing leases              (2,001,275)             (1,357,856)                   6,543
 -   Contrustion loan draws                                         -                  (939,778)                 939,778
 -   Reduction of net investment in financing
     leases...........................................          121,674                 331,707                  498,171
 -   Principal payments of debt obligations...........              -                       -
 -   Increase in other assets.........................          (53,560)               (179,661)                (117,247)
 -   Increase (decrease) in other liabilities.........           55,034                  67,413                  (46,774)
                                                            ------------            ------------             ------------
 Cash generated (deficiency) after cash
     distributions and special items..................      $ 1,091,807             $  (836,422)             $  (185,993)
                                                            ============            ============             ============
 Tax and Distribution Data per $1,000 Invested:

 Federal Income Tax Results:
     Ordinary income (loss)
     -  from operations...............................      $        16             $        47                   N/A (c)
     -  from recapture................................                -                       -                      -
     Capital gain (loss)..............................                -                       -                   N/A (c)

 Cash Distributions to Investors: (a)
     Source (on GAAP basis):
     -  Investment income.............................      $        81             $        85              $        66
     -  Return of capital.............................      $        26             $        19              $        16
     Source (on cash basis):
     -  Sales.........................................                -                       -                      -
     -  Refinancing...................................                -                       -                      -
     -  Operations....................................      $        75             $        82              $        57
     -  Other: reduction of investment in financing
        leases........................................      $        32             $        21              $        25

 Amount (in percentage terms) remaining invested
     in  program  properties at  the end of  the last
     year reported in the Table.......................              100%                    100%                     100%


                     Operating Results of Prior Programs

Footnotes

(a) Cash distributions are paid quarterly,15 days after the end of the quarter. Distributions indicated above correspond to the reporting period, but the last of the quarterly distributions included in the total were actually paid in the following period.

(b)    Results for the nine month period ended September 30, 1997.

(c) Not available because taxable income is not computed for interim periods.

                                   TABLE IV

                        Results of Completed Programs
                  Captec Franchise Capital Partners L.P. II


 Dollar Amount Raised......................................         $1,940,500
 Number of Properties Purchased.............................                 2
 Number of Equipment Leases Purchased.......................                 4
 Date of Closing of Offering................................       May 6, 1994
 Date of First Sale of Property/Equipment Lease.............   August 13, 1996
 Date of Final Sale of Property/Equipment Lease.............   January 1, 1997
 Tax and Distribution Data Per $1,000
     Investment Through.....................................    March 31, 1997
 Federal Income Tax Results:
     Ordinary income (loss)
     -  from operations.....................................           $   425
     -  from recapture......................................               -
     Capital Gain (loss)....................................               -
     Deferred Gain
        Capital.............................................               -
        Ordinary............................................               -
 Cash Distributions to Investors
     Source (on GAAP basis)
     -  Investment income...................................           $   386
     -  Return of capital...................................           $ 1,000
     Source (on cash basis)
     -  Sales...............................................           $ 1,035
     -  Refinancing.........................................               -
     -  Operations..........................................           $   241
     -  Reduction of Net Investment in Financing Leases.....           $   110
 Receivable on Net Purchase Money Financing.................               -

                  TABLE V. SALES OR DISPOSALS OF PROPERTIES

CAPTEC FRANCHISE CAPITAL PARNTERS L.P. II

                                                                SELLING PRICE, NET OF
                                                        CLOSING COSTS AND GAAP ADJUSTMENTS
                        -------------------------------------------------------------------------------------

                                                                                      PURCHASE
                                                      CASH                             MONEY
                                                  RECEIVED NET        MORTGAGE        MORTGAGE
                                          DATE     OF CLOSING     BALANCE AT TIME   TAKEN BACK BY
       PROPERTY         DATE ACQUIRED   OF SALE      COSTS            OF SALE          PROGRAM        TOTAL(3)
Taco Cabana Restaurant
3575 W. Tropicana
Las Vegas, NV              5/25/94     1/1/97(2)   $1,755,000        $547,390              --       $1,207,610

Kenny Rogers
  Roasters
13606 Bruce B.             10/7/94     1/1/97(2)      580,000         202,460              --          377,540
  Downs
Tampa, FL

Checkers Drive-In
1939 Oscela Pkwy           9/7/94      1/1/97(2)      132,000              --              --         $132,000
Kissimmee, FL

Popeyes Restaurant
11211 Abercorn St.
Savannah, GA               2/8/95       8/13/96         7,400              --              --           $7,400

Schlotzsky's Deli
2835 N. Memorial Pkwy
Huntsville, AL             2/13/95     1/1/97(2)       88,000              --              --          $88,000

Italian Oven
Cedar Knoll Galleria
Ashland, KY                2/21/95     1/1/97(2)      205,000              --              --         $205,000

TOTAL                                                                $749,850
LEVERAGE
ON PORTFOLIO


                                                         COST OF PROPERTIES INCLUDING
                                                            CLOSING AND SOFT COSTS
                        ------------------------------------------------------------------------------------------------

                                                       TOTAL ACQUISITION                                   EXCESS
                                                         COST, CAPITAL                                   (DEFICIENCY)
                                    ORIGINAL              IMPROVEMENT,                                 OPERATING CASH
                                    MORTGAGE              CLOSING AND                                  RECEIPTS OVER
       PROPERTY                    FINANCING              SOFT COSTS(4)             TOTAL            CASH EXPENDITURES
Taco Cabana Restaurant                                 Purchase:
3575 W. Tropicana                    $606,630          1,350,000                 $1,417,500                $432,000
Las Vegas, NV                                          Acq. Fees:
                                                       67,500

Kenny Rogers                          224,370          Purchase:
  Roasters                                             502,202  (1)                $527,312                $117,869
13606 Bruce B.                                         Acq. Fees:
  Downs                                                25,110
Tampa, FL
                                           --
Checkers Drive-In                                      Purchase:
1939 Oscela Pkwy                                       142,000                     $149,100                 $94,614
Kissimmee, FL                                          Acq. Fees: 7,100

Popeyes Restaurant                         --          Purchase: 74,000
11211 Abercorn St.                                     Acq. Fees: 3,700             $77,700                 $32,197
Savannah, GA

Schlotzsky's Deli                          --          Purchase:
2835 N. Memorial Pkwy                                  103,968
Huntsville, AL                                         Acq. Fees: 5,198            $109,166                 $57,141

                                           --
Italian Oven                                           Purchase:
Cedar Knoll Galleria                 $831,000          227,063
Ashland, KY                                            Acq. Fees:
                                       11,353                                      $238,416                $120,638

TOTAL
LEVERAGE
ON PORTFOLIO


(1) Property purchased through a joint venture. Total purchase price of the property was $800,000
(2)  The properties were sold to an affiliated party
(3)  The taxable gain will be treated as ordinary income.
(4)  Amounts shown do not include pro rata share of original offering costs.

CAPTEC FRANCHISE CAPITAL PARNTERS L.P. II

                                                         SELLING PRICE, NET OF
                                                   CLOSING COSTS AND GAAP ADJUSTMENTS
                        ----------------------------------------------------------------------------------------

                                                                                      PURCHASE
                                                      CASH                             MONEY
                                                  RECEIVED NET        MORTGAGE        MORTGAGE
                                          DATE     OF CLOSING     BALANCE AT TIME   TAKEN BACK BY
   PROPERTY         DATE ACQUIRED       OF SALE      COSTS            OF SALE          PROGRAM        TOTAL(3)
Arby's
912 Maye Blvd.
Greenville, NC        2/29/95            8/4/97      $199,399             --              --         $199,399



                                                            COST OF PROPERTIES INCLUDING
                                                               CLOSING AND SOFT COSTS
                        -----------------------------------------------------------------------------------------------------

                                                          TOTAL ACQUISITION                                    EXCESS
                                                            COST, CAPITAL                                   (DEFICIENCY)
                               ORIGINAL                      IMPROVEMENT,                                  OPERATING CASH
                               MORTGAGE                      CLOSING AND                                    RECEIPTS OVER
       PROPERTY                FINANCING                    SOFT COSTS(4)             TOTAL               CASH EXPENDITURES
Arby's
912 Maye Blvd.                                           Purchase:  228,055
Greenville, NC                         --                Acq. Fees: 9,122           $237,177              $107,277

